Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Amendment No. 3 to Registration Statement on Form F-4 of our auditor’s report dated July 28, 2023 with respect to the carve-out consolidated financial statements of Psyence Biomed Corp. as of March 31, 2023, March 31, 2022 and March 31, 2021 and for each of the years in the two-year period ended March 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

November 3, 2023